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EXHIBIT 10.9

                                ESCROW AGREEMENT

     Escrow Agreement (this "Agreement") made this 21st day of December, 2007, by and among GLOBAL RESOURCE CORPORATION, a Nevada corporation ("Company"), PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD. ("PROOF"), (the "Purchaser"), and Sullivan & Worcester LLP (the "Escrow Agent").

                                   WITNESSETH:

     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and the Purchaser have executed and delivered that certain Securities Purchase Agreement dated the date hereof (the "Securities Purchase Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") and dated the date hereof;

     WHEREAS, pursuant to Section 2.2 and Section 2.3 of the Securities Purchase Agreement, the Company shall deliver to the Escrow Agent, stock certificates in the name of the Purchaser for an aggregate of Six Hundred Fifty Thousand (650,000) shares of the Company's common stock, par value $0.001 per share (the "Adjustment Shares") to be held in escrow and Purchaser shall deliver to Escrow Agent funds in the aggregate amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of which an amount of One Million Dollars ($1,000,000) shall be released by the Escrow Agent to Seller upon the execution and delivery of all the Transaction Documents, including without limitation, the Opinion and the No-Stop Letter and the filing of a Current Report on Form 8-K in connection with this transaction, as evidenced on the SEC website, and an amount of Two Hundred Fifty Thousand Dollars ($250,000) will be held in escrow in accordance with the terms hereof (the "Escrow Amount");

     WHEREAS, the Company and the Purchaser have agreed that in the event that:
(i) the registration statement required under the Registration Rights Agreement is not declared effective under the Securities Act of 1933, as amended (the "Securities Act"), by no later than June 30, 2008 (the "Trigger Date"), or (ii) if the closing stock price of the Company's Common Stock for any day prior to the Trigger Date is less than $1.00 per share, then in each such instance the Company has authorized the Purchaser to direct the Escrow Agent immediately to release the Adjustment Shares to the Purchaser;

     WHEREAS, the Company and the Purchaser have agreed that after release of the Adjustment Shares to the Purchaser, the Purchaser in its sole discretion, shall have the option to: (i) instruct the Escrow Agent to release the Escrow Amount to the Company, in which case the Purchaser will retain all of the Adjustment Shares, or (ii) to have the Escrow Amount returned to Purchaser, in which case Purchaser shall relinquish Two Hundred Fifty Thousand Adjustment Shares back to the Company.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereto hereby agree as follows:

     A. The Purchaser and the Company hereby appoint Sullivan & Worcester LLP to act as Escrow Agent hereunder.

     B. Simultaneously with the execution and delivery of this Agreement, the Company shall transfer the Adjustment Shares and the Escrow Amount to the Escrow Agent and the Escrow Agent shall hold the Adjustment Shares and the Escrow Amount in escrow in accordance with the terms of this Agreement.

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     C.   The Escrow Agent shall distribute the Adjustment Shares and the Escrow
          Amount held in escrow only in accordance with the provisions of this Agreement.

     D. If either the registration statement required under the Registration Rights Agreement is not effective under the Securities Act by the Trigger Date if the closing stock price of the Company's Common Stock for any day prior to the Trigger Date is less than $1.00 per share, then in each such instance the Purchaser may direct the Escrow Agent immediately to release the Adjustment Shares to the Purchaser. The Purchaser shall give written notice to the Escrow Agent, with a copy delivered at the same time to the Company, directing the release of the Adjustment Shares to the Purchaser, and the Escrow Agent shall immediately release the Adjustment Shares in accordance with such instructions, without any requirement for any further communication or instruction to the Escrow Agent by the Company. The Company shall join in such direction provided that Escrow Agent shall act solely on the direction of the Purchaser and the failure of the Company so to join shall be of no force or effect.

     E. After release of the Adjustment Shares to the Purchaser in accordance with Section D above, the Purchaser in its sole discretion, shall have the option within fifteen (15) days, to: (i) instruct the Escrow Agent to release the Escrow Amount to the Company, in which case the Purchaser will retain all of the Adjustment Shares, or (ii) to have the Escrow Amount returned to Purchaser, in which case Purchaser shall relinquish Two Hundred Fifty Thousand Adjustment Shares back to the Company. The Purchaser shall give written notice to the Escrow Agent, with a copy delivered at the same time to the Company, directing the release of the Escrow Amount to the Purchaser, or the relinquishment of the Escrow Amount to the Company, and the Escrow Agent shall immediately release the Escrow Amount in accordance with such instructions, without any requirement for any further communication or instruction to the Escrow Agent by the Company. The Company shall join in such direction provided that Escrow Agent shall act solely on the direction of the Purchaser and the failure of the Company so to join shall be of no force or effect.

     F. The Escrow Agent may, at any time, deliver the Adjustment Shares and the Escrow Amount to a court of competent jurisdiction, whether or not pursuant to an interpleader action, or take such affirmative steps as it may elect in order to substitute an impartial party to hold the Adjustment Shares and the Escrow Amount and to terminate its duties as Escrow Agent. The cost of any such action shall be borne by the Purchaser and the Company.

     G. Any notice to the Escrow Agent shall be sufficient only if received by the Escrow Agent within the applicable time periods set forth herein, if any. All mailings and notices from the Escrow Agent to the Purchaser or the Company, or from the Purchaser or the Company to the Escrow Agent, shall be forwarded by facsimile and by overnight delivery service at the addresses set forth beneath their signatures hereto. Facsimile signatures shall be deemed to be original signatures for all purposes.

     H. It is expressly understood that the Escrow Agent acts hereunder as an accommodation to the Purchaser and the Company and as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form of execution of such instruments or for the identity, authority or right of any person executing or depositing the same or for the terms and conditions of any instrument pursuant to which the Escrow Agent or the parties may act.


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     I.   The Escrow Agent shall no have duties or responsibilities except those set forth in this Agreement and shall incur no liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine, and the Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so. The Purchaser and the Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow
          Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement and shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care beyond what Escrow Agent gives its own similar property. The Purchaser and the Company hereby jointly and severally agree to indemnify and save the Escrow Agent harmless from and against any and all loss, damage, claims, liabilities, judgments and other costs and expenses of every kind and nature which may be incurred by the Escrow Agent (including attorneys' fees) by reason of its acceptance of, and its performance under, this Agreement unless caused by the gross negligence or the willful default of the Escrow Agent. The Escrow
          Agent shall be automatically released from all responsibility and liability under this Agreement upon the Escrow Agent's distribution of the Adjustment Shares and the Escrow Amount in accordance with the provisions of this Agreement.

     J. The Escrow Agent does not have and will not have any interest in the Adjustment Shares or the Escrow Amount, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

     K. This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

     L. The provisions of this Agreement in favor of or otherwise benefiting the Escrow Agent shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     M. The terms and provisions of this Agreement shall not create any right in any person, firm, corporation or entity other than the parties hereto and their respective successors and permitted assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

     N. The Escrow Agent shall deem and treat the legal representative of the estate of any deceased party in interest hereunder as the successor in interest of said deceased person for all purposes of this Agreement.

     O. The Company acknowledges that Escrow Agent represents the Purchaser on other legal matters.

     P. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof. Facsimile signatures shall be deemed to be original signatures for all purposes.


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     Q.   This Agreement shall be deemed to have been made and delivered in New
          York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

     R. Each of the Purchaser, the Company and the Escrow Agent (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may now have or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Purchaser, the Company and the Escrow Agent further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Purchaser and the Company mailed by certified mail to their respective address shall be deemed in every respect effective service of process upon the Purchaser or the Company, as the case may be, in any such suit, action or proceeding, and service of process upon Escrow Agent mailed by certified mail to Escrow Agent's address shall be deemed in every respect effective service process upon Escrow Agent, in any such suit, action or proceeding.



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     IN WITNESS WHEREOF, the parties hereto have set their names and seals the day and year first above written.

                                         GLOBAL RESOURCES CORPORATION


                                         By: _____________________________
                                             Name:
                                             Title:


                                         PROFESSIONAL OFFSHORE
                                         OPPORTUNITY FUND, LTD.


                                         By: _____________________________
                                             Name:
                                             Title:



                                         ESCROW AGENT:

                                         Sullivan & Worcester, LLP

                                         By: _____________________________
                                             Name:
                                             Title:



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